Exhibit 10.1

May 5, 2009

Mr. James Bazet

Cobra Electronics Corporation

6500 West Cortland Street

Chicago, Illinois 60707

Dear Jim:

This letter agreement (this “Agreement”) is entered into as of May 5, 2009 (the “Effective Date”) and confirms the terms of your continued employment with Cobra Electronics Corporation (the “Company”). This Agreement supersedes the employment agreement between you and the Company dated May 25, 2004, as amended on December 31, 2008 (the “Prior Employment Agreement”).

1. Employment. Commencing on the Effective Date, you shall continue your employment as the Chairman, President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and attendant authorities of those positions. Unless earlier terminated pursuant to Paragraph 8, the term of your employment by the Company pursuant to this Agreement shall end on July 31, 2012 (the “Employment Period”). In any event, the Company agrees to provide to you written notice, on or prior to October 31, 2011, if the Company elects to either (i) offer to you or not offer to you a renewal of this Agreement or (ii) offer to you a continuation of employment upon terms and conditions other than those provided in this Agreement. In the event the Company either offers to you a renewal of this Agreement or offers to you a continuation of employment upon terms and conditions other than those provided in this Agreement, the parties agree to proceed promptly with good faith negotiations toward the end of fulfilling their mutual intent to reach agreement, within 90 days thereafter, as to the terms and conditions of such continuation of employment. In the event the parties are unable to reach agreement as to such terms and conditions within such 90 day period, it shall be deemed to be a timely notice that the Company does not intend to continue your employment beyond the Employment Period.

2. Salary and Bonuses.

A. Base Salary. Commencing as of the Effective Date and continuing during the Employment Period, you shall receive a regular annual salary in installments payable every two weeks. Such annual salary shall be at the rate of $545,385 per annum until the first anniversary of the Effective Date. As of each anniversary of the Effective Date during the Employment Period, commencing as of the first such anniversary, your annual salary will be reviewed by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), and shall be increased (but not decreased) as of each such anniversary, as determined by the Compensation Committee; provided, however, that no such increase shall be less than 3% of your annual salary in effect immediately prior to such increase. Your annual salary in effect from time to time under this Paragraph 2.A is hereinafter referred to as your “Base Salary.”

B. Annual Retention Bonus. In addition to your Base Salary, on the Effective Date and on each of the first and second anniversaries of the Effective Date, provided that the Employment Period shall not have been terminated prior to such anniversary, the Company shall pay to you an annual retention bonus in the amount of $50,000 (the “Annual Retention Bonus”).

C. Annual Performance Bonus. In addition to your Base Salary and Annual Retention Bonus, during each fiscal year of the Company ending during the Employment Period you will also earn a bonus equal to 2.5% of operating profit of the Company (before taxes) for such year, as reflected in the Company’s audited consolidated financial statements (“Operating Profit”) without regard to extraordinary or other nonrecurring or unusual items, determined in accordance with generally accepted accounting principles, unless the Compensation Committee determines that any such item shall not be disregarded. If Operating Profit in any fiscal year ending during the Employment Period equals or exceeds $10 million, you will also receive an additional bonus of $50,000; provided, however, that if Operating Profit in any fiscal year ending during the Employment Period equals or exceeds $15 million, such additional bonus shall be increased to $75,000. The bonus described in this Paragraph 2.C is hereinafter referred to as the “Annual Performance Bonus.” Any Annual Performance Bonus for any fiscal year ending during the Employment Period shall be paid to you by the Company on March 15th of the year immediately succeeding the year for which such Annual Performance Bonus was earned. If you voluntarily terminate your employment with the Company other than because of a Change in Status (as defined below) between December 31 of any fiscal year in which an Annual Performance Bonus is earned and March 15th of the immediately succeeding year, you will be entitled to payment of such earned Annual Performance Bonus on March 15th of the immediately succeeding year.

3. Termination Date Payment. In addition to your Base Salary, Annual Retention Bonus and Annual Performance Bonus, you will be entitled to receive a one-time payment of $32,000 (the “Termination Date Payment”) upon the earlier of (i) the termination of the Employment Period on July 31, 2012, provided that you are employed by the Company on such date, and (ii) the date of termination of your employment with the Company (other than on July 31, 2012), other than (A) a termination of employment by the Company for Cause (as defined below), (B) a termination of employment as a result of your death or (C) a termination of employment by you for any reason other than a Change in Status (as defined below). Any Termination Date Payment to which you become entitled pursuant to the preceding sentence shall be paid to you as follows: (i) if you become entitled to the Termination Date Payment pursuant to clause (i) of the preceding sentence, then the Termination Date Payment shall be paid to you on July 31, 2012; or (ii) if you become entitled to the Termination Date Payment pursuant to clause (ii) of the preceding sentence, then the Termination Date Payment shall be paid to you on the first business day that is six months after the day of your termination of employment or, if earlier, on the first business day after the day of your death.

4. Perquisites. You also shall receive the gross amount of $25,000 each year during the Employment Period to be used for perquisites of your choice, payable in monthly payments of $2,083.33, commencing as of the Effective Date, in lieu of any other allowances. Each monthly payment shall be paid to you by the Company during the month to which the payment pertains.

5. Employee Benefits.

A. Employee Benefits. During the term of this Agreement, you shall be entitled to continue to participate in such employee benefits including, but not limited to, life, short- and long-term disability and health insurance and other medical benefits as the Company makes available to individuals serving at senior corporate levels.

B. Gap Insurance Coverage. If termination of your employment by the Company occurs prior to your 65th birthday and such termination of employment is not (i) by the Company for Cause (as defined below) or (ii) by you for a reason other than a Change in Status (as defined below), the Company will acquire and pay for health insurance coverage for you and your spouse (the “Gap Insurance Coverage”) from the date of termination of your COBRA continuation health coverage under the Company’s health insurance plan (or, under the circumstances specified in the third sentence of this Paragraph 5.B, the date of your termination of employment) until the earlier of (A) your 65th birthday and (B) the date on which you become eligible to obtain coverage for you and your spouse pursuant to the health plan of any other employer or, in the event of your death prior to the earlier of the events described in clauses (A) and (B) above, until the date that would have been your 65th birthday. The Gap Insurance Coverage will provide coverage that is comparable overall to the coverage under the Company’s then current health insurance plan for active employees. The Company’s obligation to acquire and pay for the Gap Insurance Coverage is contingent on you and your spouse electing and maintaining COBRA continuation health coverage under the Company’s health insurance plan for the maximum period permitted under COBRA (with the Company reimbursing you for continuation premium payments if you are eligible for Gap Insurance Coverage under this Paragraph 5.B) or, at the Company’s option, you and your spouse electing against COBRA continuation health coverage (in which case the Gap Insurance Coverage will commence upon your termination of employment). The amount of Gap Insurance Coverage provided to you and your spouse in a calendar year will not affect the Gap Insurance Coverage provided to you and your spouse in any subsequent calendar year. Your right to Gap Insurance Coverage is not subject to liquidation or exchange for any other benefit.

6. Retirement Plan. Following the termination of your employment with the Company for any reason other than Cause (as defined in Paragraph 8.B), the Company agrees to pay to you during each year for a period of 11 years (to be extended one year, commencing on August 1, 2009, for each full year in excess of 11 years that you are employed by the Company, provided that such payments shall not continue for more than a total of 15 years) an amount equal to 60% of the average of your salary and bonuses (including your Annual Retention Bonus and Annual Performance Bonus) paid, pursuant to Paragraph 2, for the three years of your employment with the Company during which the sum of your salary and bonuses (including your Annual Retention Bonus and Annual Performance Bonus) was the highest. For purposes of this Paragraph 6, your employment by the Company shall be deemed to have commenced on August

1, 1997. The amounts to be paid pursuant to this Paragraph 6 shall commence on the first regular Company pay day following the termination of your employment, and be paid every two weeks in the same manner as you are paid your salary as provided in Paragraph 2 hereof. For purposes of this Paragraph 6, you will be deemed to have completed 12 full years of service if, prior to August 1, 2009 (i) your employment is terminated by the Company for a reason other than Cause or (ii) you terminate your employment as a result of a Change in Status (as defined in Paragraph 8.D).

In addition, for purposes of this Paragraph 6, you will be deemed to have completed 15 full years of service if, within 24 months following a Change of Control (as defined in Paragraph 8.A), (i) your employment with the Company is terminated by the Company for any reason other than for Cause, disability or death, (ii) your employment with the Company terminates as a result of the Company’s election not to renew this Agreement or the failure of the Company to deliver to you a timely written notice of intent to either offer to renew this Agreement or to offer you employment upon other terms and conditions, as provided in Paragraph 1, or (iii) your employment with the Company terminates by reason of a Change in Status (as defined in Paragraph 8.D). Any additional payments to be made to you pursuant to this Paragraph 6 by virtue of you being deemed to have completed 15 full years of service pursuant to the preceding sentence (the “Additional Payments”) shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the “IRC”), of the Additional Payments plus any other payments that must be taken into account for purposes of any computation relating to you under Section 280G(b)(2)(A)(ii) of the IRC, shall not, in the aggregate, exceed 2.99 times your “base amount,” as such term is defined in Section 280G(b)(3) of the IRC. Notwithstanding any other provision of this Agreement to the contrary, no reduction in the Additional Payments under the limitation contained in the immediately preceding sentence shall be applied to payments hereunder which do not constitute “excess parachute payments” within the meaning of the IRC. Any reduction in the Additional Payments required by this paragraph shall be made by first reducing the latest of the Additional Payments to be made and then reducing the next latest of the Additional Payments to be made until no further reductions are required by this paragraph. If, after reducing the Additional Payments to zero, the payments that must be taken into account for purposes of the computation under Section 280G(b)(2)(A)(ii) of the IRC exceed 2.99 times your base amount, the payments to be made to you pursuant to Paragraph 8 hereof shall be reduced so that the payments that must be taken into account for purposes of such computation do not exceed 2.99 times your base amount, provided that the payments to be made to you pursuant to Paragraph 8 hereof shall be reduced only if it is determined that (A) the amount remaining after the payments to be made to you are reduced by an amount equal to all applicable federal and state taxes (computed at the highest applicable marginal rate), including the excise tax imposed by Section 4999 of the IRC (the “Excise Tax”), is less than (B) the maximum amount that may be paid to you after taking into account all applicable federal and state taxes (computed at the highest applicable marginal rate), without imposition of the Excise Tax. Any payments in excess of the limitation of this paragraph determined to be “excess parachute payments” made to you hereunder shall be deemed to be overpayments which shall constitute an amount owing from you to the Company with interest from the date of receipt by you to the date of repayment (or offset) at the applicable federal rate under Section 1274(d) of the IRC, compounded semi-annually, which shall be payable to the Company upon demand; provided, however, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to you and delivered to you and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from your income for the year of receipt or afford you a compensating federal income tax deduction for the year of repayment.

Notwithstanding the preceding paragraphs of this Paragraph 6, any amounts to be paid pursuant to this Paragraph 6 shall not be made before the day that is six months after the day of your termination of employment or, if earlier, the day of your death. To the extent any such payments would otherwise be made before such six-month anniversary day or the day of your death, as applicable, if not for the preceding sentence, such payments will be made to you by the Company on the first business day that is six months after the day of your termination of employment or, if earlier, on the first business day after the day of your death.

Notwithstanding Paragraph 14 or any other provision of this Agreement to the contrary, you and the Company acknowledge and agree that amounts payable to you pursuant to the terms of the Cobra Electronics Corporation Executive Deferred Compensation Plan are in satisfaction of the Company’s obligations pursuant to this Paragraph 6 and not in addition to the amounts to be paid as provided herein. Furthermore, notwithstanding Paragraph 14 or any other provision of this Agreement to the contrary, the terms and provisions of the Cobra Electronics Corporation Executive Deferred Compensation Plan shall in all respects supplement and supersede the terms and provisions of this Paragraph 6 and govern with respect to the determination of the payment amounts described herein and the times at which such amounts shall be paid.

7. Reimbursement of Expenses. You shall be reimbursed for all of your reasonable and necessary business expenses incurred in performing your duties for the Company, upon presentation of the Company’s standard forms for expense reimbursement. In order for any such reimbursement to be made, the expense must be incurred while you are employed by the Company, and you must complete and submit such standard forms for reimbursement in a timely manner and in no event any later than required by the Company in order for the Company to make such reimbursement no later the last day of the calendar year following the calendar year in which you incur the expense. In no event will the Company make any such reimbursement later than the last day of the calendar year following the calendar year in which you incur the expense. Your right to reimbursement is not subject to liquidation or exchange for any other benefit, and the amount of expenses eligible for reimbursement in a calendar year will not affect the amount of expenses eligible for reimbursement, or in-kind benefits to be provided, in any subsequent calendar year.

8. Termination of Employment.

A. Termination for Reasons Other Than For Cause. In the event that your employment with the Company is terminated by the Company for any reason other than for Cause, disability or death, or in the event that your employment terminates as a result of the Company’s election not to renew this Agreement or the failure of the Company to deliver to you a timely written notice of intent to either offer to renew this Agreement or to offer you employment upon other terms and conditions, as provided in Paragraph 1, you shall be entitled, as of the effective date of your termination of employment, to: (i) salary through and including the effective date of your termination of employment; (ii) any Annual Performance Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of your termination of employment; (iii) other employee benefits in accordance with applicable plans and programs of the Company for claims incurred, or benefits accrued and vested, on or prior to the effective date of your termination of employment; (iv) the benefits described in Paragraphs 5.B and 6, subject to the provisions of such paragraphs; (v) the Termination Date Payment; and (vi) severance payments, payable every two weeks, in an amount equal to your Base Salary for (A) 18 months in the case of termination for any reason other than for Cause, disability or death, or (B) six months in the case of a termination resulting from the Company’s election not to renew this Agreement or the failure of the Company to deliver to you a timely written notice of intent to either offer to renew this Agreement or to offer you employment upon other terms and conditions, as provided in Paragraph 1. In addition, you will be paid any Annual Performance Bonus earned for any fiscal year of the Company in which you are employed ending after the effective date of your termination of employment, which Annual Performance Bonus shall be determined in the manner described in Paragraph 2.C and prorated based on the number of days that you were employed during such fiscal year. Severance payments made to you pursuant to this Paragraph 8.A shall be made every two weeks, commencing on the first regular payday immediately after the day of your termination of employment on which your regular salary would have continued to be paid to you if your employment had not terminated or, if earlier, commencing two weeks after the day of your termination of employment.

In the event that, within 24 months following a Change of Control (as defined in this Paragraph 8.A), your employment with the Company is terminated by the Company for any reason other than for Cause, disability or death, or in the event that, within such 24-month period, your employment terminates as a result of the Company’s election not to renew this Agreement or the failure of the Company to deliver to you a timely written notice of intent to either offer to renew this Agreement or to offer you employment upon other terms and conditions, as provided in Paragraph 1, then you shall be entitled to (i) the payments and benefits described in the preceding paragraph, other than the severance payments specified by clause (vi) of the first sentence thereof, (ii) the Additional Payments relating to a termination following a Change of Control described in Paragraph 6, subject to the limitation and other provisions of such paragraph, and (iii) in lieu of the severance payments specified by clause (vi) of the first sentence of the preceding paragraph, you shall be entitled to receive a lump sum payment in an amount equal to two (2) times your Base Salary. Notwithstanding the foregoing, if a Change of Control within the meaning of this Agreement does not constitute a “change in control event” within the meaning of Section 409A of the IRC, the amount payable pursuant to this paragraph shall not be paid in a lump sum, but instead shall be paid in installments, payable every two weeks in the manner described in the preceding paragraph.

A “Change of Control” shall be deemed to have occurred if: (a) any person, including a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership of, and the right to vote, shares having at least 50% of the aggregate voting power of the class or classes of capital stock of the Company having the ordinary and sufficient voting power (not depending upon the happening of a contingency) to elect at least a majority of the directors of the Board of Directors of the Company (the “Outstanding Voting Securities”), (b) as a result of any tender or exchange offer, substantial purchase of equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company immediately prior to such transaction or transactions shall not constitute a majority of the board of directors (or the board of directors of any successor to or assign of the Company) immediately after the next meeting of stockholders of the Company (or such successor or assign) following such transaction or (c) there is consummated a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding any Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Voting Securities; (ii) no person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction entitled to vote generally in the election of directors and (iii) the persons who were directors of the Company immediately prior to such Corporate Transaction will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction.

Any Annual Performance Bonus to be paid to you pursuant to this Paragraph 8.A for any fiscal year of the Company ended on or prior to the effective date of your termination of employment shall be paid to you by the Company on the same day described in Paragraph 2.C as if you had not terminated employment. Any Annual Performance Bonus to be paid to you pursuant to this Paragraph 8.A for any fiscal year of the Company ending after the effective date of your termination of employment shall be paid to you by the Company on the same day described in Paragraph 2.C as if you had not terminated employment.

Notwithstanding the preceding paragraphs of this Paragraph 8.A, any severance payments to be made to you pursuant to this Paragraph 8.A shall not be made before the day that is six months after the day of your termination of employment or, if earlier, the day of your death. To the extent any such payments would otherwise be made before such six-month anniversary day or the day of your death, as applicable, if not for the preceding sentence, such payments will be made to you by the Company on the first business day that is six months after the day of your termination of employment or, if earlier, on the first business day after the day of your death.

B. Termination for Cause. The Company may at any time terminate your employment for Cause. “Cause” shall mean (i) embezzlement, misappropriation, theft or other criminal conduct, of which you are convicted, related to the property and assets of the Company, (ii) your conviction of a felony or (iii) your willful refusal to perform or substantial disregard of your duties as assigned to you by the Board of Directors, unless you have reasonable and just cause for such refusal to perform or disregard of your duties or unless you commence immediate corrective actions within 15 days after notice by the Chairman of the Compensation Committee of the Board of Directors of the Board’s objection to your refusal to perform or disregard your duties. If the Company terminates your employment for Cause, you shall be entitled to salary through and including the effective date of your termination of employment, and all other benefits provided for hereunder shall immediately cease, except to the extent previously vested.

C. Death or Disability. If, at any time during the term of this Agreement, you die or are deemed to be disabled, the Company may immediately terminate this Agreement. For the purpose of this Agreement, you shall be deemed to be disabled if you are physically or mentally unable to perform your duties, with or without reasonable accommodation, for a period of 180 consecutive days. In the event of your termination of employment by reason of your death or disability, you (or your estate) shall be entitled to: (i) salary through and including the date of death or the effective date of your termination of employment, as applicable; (ii) any Annual Performance Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the date of death or the effective date of your termination of employment, as applicable; (iii) other employee benefits in accordance with applicable plans and programs of the Company for claims incurred, or benefits accrued and vested, on or prior to the date of death or effective date of your termination of employment, as applicable; and (iv) the benefits described in Paragraphs 5.B and 6, subject to the provisions of such paragraphs. In addition, you will be paid any Annual Performance Bonus earned for any fiscal year of the Company in which you are employed ending after the effective date of your termination of employment, which Annual Performance Bonus shall be determined in the manner described in Paragraph 2.C and prorated based on the number of days that you were employed during such fiscal year. In the event of your termination of employment by reason of your disability (but not in the event of your termination of employment by reason of death), you will also receive the Termination Date Payment.

Any Annual Performance Bonus to be paid to you pursuant to the preceding paragraph for any fiscal year of the Company ended on or prior to the effective date of your termination of employment shall be paid to you by the Company on the same day described in Paragraph 2.C as if you had not terminated employment. Any Annual Performance Bonus to be paid to you pursuant to the preceding paragraph for any fiscal year of the Company ending after the effective date of your termination of employment shall be paid to you by the Company on the same day described in Paragraph 2.C as if you had not terminated employment.

D. Change in Status. In the event (i) you are removed as a director of the Company prior to the termination of your full-time employment with the Company (except for (A) any such removal required by law or the rules of a national securities exchange or national automated inter-dealer quotation system on which the shares of the Company are listed or (B) any failure of the stockholders of the Company to elect you as a director following your nomination for such election by the Board of Directors of the Company), (ii) you are demoted in title or responsibilities and duties during the Employment Period, other than your ceasing to be Chairman of the Board, (iii) you are prevented by the Board of Directors of the Company from exercising the duties and responsibilities of the President and Chief Executive Officer, or (iv) there is a breach by the Company of a material provision of this Agreement, which breach remains uncured for at least 60 days following written notice from you (each, a “Change in Status”) and as a result thereof you voluntarily terminate your employment with the Company, then you shall be entitled, as of the effective date of your voluntary termination of employment, to (i) salary through and including the effective date of your termination of employment; (ii) any Annual Performance Bonus earned but not yet paid for any fiscal year of the Company ended on or prior to the effective date of your termination of employment; (iii) other employee benefits in accordance with applicable plans and programs of the Company for claims incurred, or benefits accrued and vested, on or prior to the effective date of your termination of employment; (iv) the benefits described in Paragraphs 5.B and 6, subject to the provisions of such paragraphs; (v) the Termination Date Payment; and (vi) severance payments, payable every two weeks, in an amount equal to your Base Salary for 18 months. In addition, you will be paid any Annual Performance Bonus earned for any fiscal year of the Company in which you are employed ending after the effective date of your termination of employment, which Annual Performance Bonus shall be determined in the manner described in Paragraph 2.C and prorated based on the number of days that you were employed during such fiscal year. Severance payments made to you pursuant to this Paragraph 8.D shall be made every two weeks, commencing on the first regular payday immediately after the day of your termination of employment on which your regular salary would have continued to be paid to you if your employment had not terminated or, if earlier, commencing two weeks after the day of your termination of employment.

In the event that your employment with the Company terminates within 24 months following a Change of Control by reason of a Change in Status, then you shall be entitled to (i) the payments and benefits described in the preceding paragraph, other than the severance payments specified by clause (vi) of the first sentence thereof, (ii) the Additional Payments relating to a termination following a Change of Control described in Paragraph 6, subject to the limitation and other provisions of such paragraph, and (iii) in lieu of the severance payments specified by clause (vi) of the first sentence of the preceding paragraph, you shall be entitled to receive a lump sum payment in an amount equal to two (2) times your Base Salary. Notwithstanding the foregoing, if a Change of Control within the meaning of this Agreement does not constitute a “change in control event” within the meaning of Section 409A of the IRC, the amount payable pursuant to this paragraph shall not be paid in a lump sum, but instead shall be paid in installments, payable every two weeks in the manner described in the preceding paragraph.

Any Annual Performance Bonus to be paid to you pursuant to this Paragraph 8.D for any fiscal year of the Company ended on or prior to the effective date of your termination of employment shall be paid to you by the Company on the same day described in Paragraph 2.C as if you had not terminated employment. Any Annual Performance Bonus to be paid to you pursuant to the first paragraph of this Paragraph 8.D for any fiscal year of the Company ending after the effective date of your termination of employment shall be paid to you by the Company on the same day described in Paragraph 2.C as if you had not terminated employment.

Notwithstanding the preceding paragraphs of this Paragraph 8.D, any severance payments to be made to you pursuant to this Paragraph 8.D shall not be made before the day that is six months after the day of your termination of employment or, if earlier, the day of your death. To the extent any such payments would otherwise be made before such six-month anniversary day or the day of your death, as applicable, if not for the preceding sentence, such payments will be made to you by the Company on the first business day that is six months after the day of your termination of employment or, if earlier, on the first business day after the day of your death.

E. “Termination of employment.” For purposes of Paragraphs 2, 3, 6 and 8, the determination of whether your employment with the Company has terminated and, if so, the time at which such termination occurs and the effective date of such termination, shall be the same determination as whether you have a “separation from service” with the Company as defined and determined pursuant to section 409A of the IRC and regulations and other guidance promulgated by the Internal Revenue Service (the “IRS”) with respect thereto. In other words, the term “termination of employment” and similar terms are intended for purposes of Paragraphs 2, 3, 6 and 8 to have the same meaning as the term “separation from service” as defined and determined pursuant to IRC §409A and regulations and other guidance promulgated by the IRS with respect thereto.

F. Treatment of Awards. Except as otherwise provided herein, all of your remaining benefits, including the continued vesting of Company stock options (except for vesting of Company stock options pursuant to the terms of the plan pursuant to which they were granted and the agreement relating to such stock options, in each case in the event of a Change of Control) shall immediately end upon your termination of employment, whether by expiration of this Agreement or otherwise.

G. Miscellaneous. Notwithstanding any provision of this Agreement or any provision of the Cobra Electronics Corporation Severance Pay Plan, no amounts will be payable to you pursuant to such plan upon or subsequent to your termination of employment with the Company.

9. Trade Secrets; Noncompetition; Nonsolicitation. You acknowledge that in the course of your employment with the Company pursuant to this Agreement you have become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its subsidiaries, affiliates and clients and that your services have been and will be of special, unique and extraordinary value to the Company.

A. You agree that during the Employment Period and for a period of one year thereafter (the “Noncompetition Period”) you shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business being conducted by the Company or any of its subsidiaries or affiliates as of the effective date of your termination of employment in any geographic area in which the Company or any of its subsidiaries or affiliates is then conducting such business.

B. You further agree that during the Noncompetition Period you shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of or advisor or consultant to the Company or any of its subsidiaries or affiliates to terminate or abandon his or her or its employment for any purpose whatsoever, or (ii) call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries or affiliates with respect to any product that is competitive with any product of the Company.

C. Nothing in this Paragraph 9 shall prohibit you from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as you have no active participation in the business of such firm, corporation or enterprise.

10. Confidential Information. You agree that at no time following the termination of your employment shall you disclose or in any way use the confidential and proprietary information obtained during the course of your employment with the Company, including, but not limited to the Company’s or any subsidiary’s financial and product information and information relating to the Company’s or any subsidiary’s customer and supplier relations.

11. Unreasonable Restraint. If, at any time of enforcement of Paragraph 9 or Paragraph 10, a court or an arbitrator holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained therein to cover the maximum period, scope and area permitted by law.

12. Unique Services. You acknowledge that the services to be rendered by you hereunder are unique and personal. Accordingly, you may not assign any of your rights or delegate any of your duties or obligations under this Agreement. The Company may assign its rights, duties or obligations under this Agreement to a purchaser or transferee of all, or substantially all, of the assets of the Company.

13. Waiver. The waiver by either party of a breach by the other party of any provision of this Agreement shall not be valid unless in a writing signed by the non-breaching party, and any valid waiver shall not operate or be construed as a waiver of any subsequent breach.

14. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the matters described herein and, except as set forth herein, supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between the parties.

15. Governing Law. This Agreement shall be, in all respects, construed in accordance with and governed by the internal laws of the State of Illinois, without regard to principles of conflict of laws.

16. Arbitration. Any dispute or controversy between the Company and you, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and you, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and you. The Company and you acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree in writing.

17. No Duty to Mitigate/Set-Off: The Company agrees that if your employment with the Company is terminated during the term of this Agreement, you shall not be required to seek other employment or to attempt in any way to reduce the amounts payable to you by the Company pursuant to this Agreement. Except as otherwise provided herein and apart from any disagreement between you and the Company concerning interpretation or operation of this Agreement or any term or provision hereof, the Company’s obligation to make payments provided for in this Agreement and otherwise to perform its obligations hereunder, shall not be affected by any circumstances, including without limitation, any set-off, counter-claim, recoupment, defense or other legal right which the Company may have against you.

18. Successors; Binding Agreement: In addition to any obligations imposed by law upon any successor to the Company, the Company will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and this Agreement shall enure to the benefit of such successor. Any such assignment shall not relieve the Company from liability hereunder. This Agreement shall enure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you die and any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives, estate, trustees or administrators of your estate.

19. IRC §409A.

A. Notwithstanding any provision of this Agreement to the contrary, the Agreement is intended to comply with the provisions of IRC §409A and shall be interpreted and construed accordingly.

B. Payments with respect to reimbursements of expenses shall be made promptly, but in any event on or before the last day of the calendar year following the calendar year in which the relevant expense is incurred. The amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits provided, in any other calendar year and your right to reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit.

C. If the calculation of any amount to be paid on a specified date pursuant to this Agreement is not administratively practicable due to events beyond your control, payment of such amount shall be deemed to have occurred on the date specified in this Agreement if paid promptly upon the calculation of such amount and not later than the end of the first calendar year during which the calculation of such amount is administratively practicable, within the meaning of U.S. Treasury Regulation § 1.409A-3(d).

D. The Company shall have the sole discretion and authority to, and may in its sole discretion, amend this Agreement, unilaterally and at any time, to satisfy any requirements thereof or guidance provided by the U.S. Treasury Department to the extent applicable to this Agreement, provided that no such amendment shall result in the loss of benefits or reduction of any payment amount to you under this Agreement.

20. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by certified or registered mail or sent by overnight courier service as follows: if to you, to your address as set forth in the records of the Company, and if to the Company, to the Chairman of the Compensation Committee at his address as set forth in the records of the Company, or to any other address designated by either party hereto by notice similarly given.

If you are in agreement with the terms hereof, please sign in the appropriate place below and return to me as soon as possible.

Sincerely,

COBRA ELECTRONICS CORPORATION

By:	/s/ Ian R. Miller
Ian R. Miller, Chairman of the
Compensation Committee of the
Board of Directors

Accepted as of the date set forth above.

/s/ James Bazet
James Bazet

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